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                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that WAYNE E. HEDIEN, whose signature appears below, constitutes and appoints David M. Butowsky, Ronald Feiman and Stuart Strauss, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution among himself and each of the persons appointed herein, for him and in his name, place and stead, in any and all capacities, to sign any amendments to any registration statement of ANY OF
THE DEAN WITTER FUNDS SET FORTH ON SCHEDULE A ATTACHED HERETO, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated: September 1, 1997

                                          /s/ Wayne E. Hedien
                                          -----------------------------------
                                              Wayne E. Hedien


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                                  SCHEDULE A

 1. Active Assets Money Trust
 2. Active Assets Tax-Free Trust
 3. Active Assets Government Securities Trust
 4. Active Assets California Tax-Free Trust
 5. Dean Witter New York Municipal Money Market Trust
 6. Dean Witter American Value Fund
 7. Dean Witter Tax-Exempt Securities Trust
 8. Dean Witter Tax-Free Daily Income Trust
 9. Dean Witter Capital Growth Securities
10. Dean Witter U.S. Government Money Market Trust
11. Dean Witter Precious Metals and Minerals Trust
12. Dean Witter Developing Growth Securities Trust
13. Dean Witter World Wide Investment Trust
14. Dean Witter Value-Added Market Series
15. Dean Witter Utilities Fund
16. Dean Witter Strategist Fund
17. Dean Witter California Tax-Free Daily Income Trust
18. Dean Witter Convertible Securities Trust
19. Dean Witter Intermediate Income Securities
20. Dean Witter World Wide Income Trust
21. Dean Witter S&P 500 Index Fund
22. Dean Witter U.S. Government Securities Trust
23. Dean Witter Federal Securities Trust
24. Dean Witter Multi-State Municipal Series Trust
25. Dean Witter California Tax-Free Income Fund
26. Dean Witter New York Tax-Free Income Fund
27. Dean Witter Select Municipal Reinvestment Fund
28. Dean Witter Variable Investment Series
29. High Income Advantage Trust
30. High Income Advantage Trust II
31. High Income Advantage Trust III
32. InterCapital Insured Municipal Bond Trust
33. InterCapital Insured Municipal Trust
34. InterCapital Insured Municipal Income Trust
35. InterCapital Quality Municipal Investment Trust
36. InterCapital Quality Municipal Income Trust
37. Dean Witter Government Income Trust
38. Municipal Income Trust
39. Municipal Income Trust II
40. Municipal Income Trust III
41. Municipal Income Opportunities Trust
42. Municipal Income Opportunities Trust II
43. Municipal Income Opportunities Trust III
44. Municipal Premium Income Trust
45. Prime Income Trust
46. Dean Witter Short-Term U.S. Treasury Trust
47. Dean Witter Diversified Income Trust